PART II- OFFERING CIRCULAR

Tulsa Real Estate Fund, LLC

(the “Company”)

Preliminary Prospectus dated___________________________

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 1,000,000 Class A Interests (“Preferred Interests” or “Interests” or “Class Interests”) at $50 per Interest through our Manager (the “Offering.”) Purchasers shall become Class A Members in the Company. Funds will be made immediately available to the Company once the Company raise a minimum of $100,000 (“Minimum Offering”) in a designated escrow account in the Company’s name for the purposes of acquiring assets or working capital. This Offering terminates in 365 days after commencement of this Offering. There are no provisions for the return of funds once the minimum of 2,000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$50	$0.00	$50
Minimum Dollar Amount	$100,000	$0.00	$100,000
Maximum Dollar Amount	$50,000,000	$0.00	$50,000,000

No public market currently exists for our Interests. The Company will be managed by Tulsa Founders, LLC which is managed by Jay Morrison (the “Manager.”) The Company has set a minimum investment requirement of $500. Subscribers may start funding their investment account with as little as $50, but their funds will not be invested and they will not become a Member until their individual account has a minimum balance of $500. We do intend to place the funds into a segregated account up to $100,000 that will be in the Company’s name. Subscribers may place as little as $50 into the Company’s segregated account. Such Subscriber funds shall remain in the Company’s segregated account until such time the balance reaches a minimum of $500. At any time prior to reaching the minimum of $500, a Subscriber may ask for a return of funds. Subscription funds may remain in the Company’s segregated account for up to 180 days from the first date of deposit. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

No public market currently exists for our Interests. The Company will be managed by Tulsa Founders, LLC which is managed by Jay Morrison (the “Manager.”) The Company has set a minimum investment requirement of $500, but may accept subscriptions for less at the discretion of the Manager. Potential investors may start funding their investment account with as little as $50, but their funds will not be invested and they will not become a member until their individual account has a minimum balance of $500. We do intend to place the funds into a segregated account up to $100,000 that will be in the Company’s name. This will not be a segregated escrow account. Therefore, purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Member may assign, his, her or its Interests only if only if certain conditions set forth in the Operating Agreement are satisfied. Please see those conditions on page 35 under “Withdrawal and Redemption Policy”

The Company has been formed to acquire various real estate related assets such single family, multifamily and commercial properties in urban neighborhoods throughout United States.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2016 financial statements related to the uncertainty in our ability to continue as a going concern.

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Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•	Subscribers will have limited control in our company with limited voting rights. The Managing Members will manage the day to day operations of the Company.
•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.
•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.
•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.
•	The Company does not currently own any assets.

See the section entitled “RISK FACTORS” beginning on page 7 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “the Company,” “Tulsa Real Estate Fund,” and "TMG," refer to Tulsa Real Estate Fund, LLC

We were formed on July 20, 2016 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through December 31, 2016, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1.	Purchase single, multi-family, and commercial properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our Manager will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our officer is comfortable with.

2.	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, but not within the first 12 months of the Company, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, properties under and development. It is expected that the Company will only use the proceeds in this Offering to purchase single family, multi-family and commercial properties.

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In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our properties with up to 85% of their value.

The Company does not currently own any assets. Please see our “DESCRIPTION OF BUSINESS” on page 24. We believe we will need at least $100,000 to provide working capital and $25,000 for professional fees for the next 12 months.

As of the date of this Offering, we have three principals of our Manager who we anticipate will be devoting half of their working hours to the Company going forward if we are not able to raise a sufficient amount of capital. Jay Morrison through our Manager, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, the members of the Manager intend to devote approximately 50% of his working hours to the Company which we believe to be approximately 20 hours, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and property acquisition costs. Investors should realize that following this Offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our company with limited voting rights. The Managing Members will manage the day to day operations of the Company.

•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

•	The Company does not currently own any assets.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in July 2016 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in July 2016 and have not yet started operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Jay Morrison. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Jay Morrison. It would be difficult to replace Jay Morrison at such an early stage of development of the Company. The loss by or unavailability of his s ervices would have an adverse effect on our business, operations and prospects, in that our inability to replace Jay Morrison could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Morrison should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Morrison we would be required to cease pursuing our business opportunity, which could result in a loss of your investment

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our note investments before we invest in them and will be entirely relying on the ability of Tulsa Founders, LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

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Our Manager will have complete control over the Company and will therefore make all decisions of which Members will have no control.

Tulsa Founders, LLC, our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company does currently have a redemption program, but there is no guarantee that the Company will ever redeem or "buy back" your Interests. Further, no one is allowed to redeem their Interests until twelve (12) months after the Interests were purchased. The Company will only redeem Interests up to 12.5% of the value of the assets as calculated on December 31 of the prior year.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the single family, multifamily, or commerial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A single family, multifamily, or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

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We may depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

We will be highly dependent on income from either tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our Class A Interests in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

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Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation or ground up construction of properties.

We may elect to acquire properties which may require rehabilitation or even be from the “ground up,” meaning that we purchase the land and implement a plan to construct a multifamily building, single family residence or commercial building on the land. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. We may also purchase land, entitle the land for a multifamily building, single family residence or commercial building (if that is not already provided), architect a multifamily building, single family residence, or commercial building and build a brand new multifamily building, single family residence, or commercial building. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Members ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

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The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Members from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

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We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the Company. We intend to borrow as much as 85% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval. Although our board has fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a preferred return to investors under this Offering that would result in a return of approximately 8% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

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Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). (If you are going to abbreviate this, this comment should go where the first mention of the Act is which is the first paragraph of this page) Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in notes may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the Manager. Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 31. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

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You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

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Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Interests outstanding) that occurs for any given Interest when additional Interests are issued. If all of the Class A Interests in this offering are fully subscribed and sold, the Class A Interests offered herein will constitute approximately 50% of the total Interests of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of I nterests or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Interests sold herein in the Company.

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If you invest in our Class A Interests , your interest will be diluted immediately to the extent of the difference between the offering price per share of our Class A Interests and the pro forma net tangible book value per share of our Class A Interests after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately ($ 0.00 ) since the Company has not generated any revenue to date. Based on the number of Class A Interests and Class B Interests issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately ($.000) per share of Class A Interests on a pro forma basis. Net tangible book value per share consists of Membe rs’ equity adjusted for the retained earnings (deficit), divided by the total number of Interests outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $ 499.40 per Class A Interest .

Thus, if the Offering is fully subscribed, the net tangible book value per Interest of Class B Interests owned by our Manager will have immediately increased by approximately $ 24.97 without any additional investment on their part and the net tangible book value per Share for new investors in the Class A Interests will be immediately diluted to $ 24.97 per Interest . The following table illustrates this per Share dilution assuming 100% of the Class A Interests are sold. It assumes a net tangible value of $49, 940,000 (numerator) and 2,0 00,000 issued (denominator):

Offering price per Share*	$50

Net Tangible Book Value per Interest before Offering (based on 5,000,000 Interest s)	$(0.000)

Increase in Net Tangible Book Value per Interest Attributable to Interest s Offered Hereby (based on 5,000,000 Interest s)	$24.97

Net Tangible Book Value per Interest after Offering (based on 5,000,000 Interest s)	$24.97

Dilution of Net Tangible Book Value per Interest to Purchasers in this Offering	$25.03

* Before deduction of offering expenses

The following table illustrates this per Interest dilution assuming 75% of the Interest s Offered are sold. It assumes a net tangible value of $ 37,440,000 (numerator) and total Interest s of 1,500,000 (denominator):

Offering price per Interest *	$50

Net Tangible Book Value per Interest before Offering (based on 3,750,000 Interest s)	$(0.000)

Increase in Net Tangible Book Value per Interest Attributable to Interest s Offered Hereby (based on 3,750,000 Interest s)	$24.96

Net Tangible Book Value per Interest after Offering (based on 3,750,000 Interest s)	$24.96

Dilution of Net Tangible Book Value per Interest to Purchasers in this Offering	$25.04

* Before deduction of offering expenses

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The following table illustrates this per Interest dilution assuming 50% of the Interest s Offered are sold. It assumes a net tangible value of $24 ,940,000 (numerator) and total Interest s of 1,000,000 (denominator):

Offering price per Interest *	$50

Net Tangible Book Value per Interest before Offering (based on 2,500,000 Interest s)	$0.000

Increase in Net Tangible Book Value per Interest Attributable to Interest s Offered Hereby (based on 2,500,000 Interest s)	$24.94

Net Tangible Book Value per Interest after Offering (based on 2,500,000 Interest s)	$24.94

Dilution of Net Tangible Book Value per Interest to Purchasers in this Offering	$25.06

* Before deduction of offering expenses

The following table illustrates this per Interest dilution assuming 25% of the Interest s Offered are sold. It assumes a net tangible value of $ 12,440,000 (numerator) and total Interest s of 500,000 (denominator):

Offering price per Interest *	$50

Net Tangible Book Value per Interest before Offering (based on ,1250,000 Interest s)	$(0.000)

Increase in Net Tangible Book Value per Interest Attributable to Interest s Offered Hereby (based on 1,250,000 Interest s)	$24.88

Net Tangible Book Value per Interest after Offering (based on 1,250,000 Interest s)	$24.88

Dilution of Net Tangible Book Value per Interest to Purchasers in this Offering	$25.12

* Before deduction of offering expenses

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The following table illustrates this per Interest dilution assuming 10% of the Interest s Offered are sold. It assumes a net tangible value of $ 4,940,000 (numerator) and total Interest s of 200,000 (denominator):

Offering price per Interest *	$50

Net Tangible Book Value per Interest before Offering (based on 500,000 Interest s)	$(0.000)

Increase in Net Tangible Book Value per Interest Attributable to Interest s Offered Hereby (based on 500,000 Interest s)	$24.70

Net Tangible Book Value per Interest after Offering (based on 500,000 Interest s)	$24.70

Dilution of Net Tangible Book Value per Interest to Purchasers in this Offering	$25.30

* Before deduction of offering expenses

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Class A Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Mr. Morrison and Mr. Frierson or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent. Subscription funds placed in the segregate, Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $50, with a minimum purchase of ten (10) Interests. The Company will raise a minimum of $100,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

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The Company plans to primarily use the Tulsa Founders, LLC’s current network of real estate investors of which he already has a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website is in the process of being developed.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

Subscribers may start funding their investment account with as little as $50, but their funds will not be invested and they will not become a Member until their individual account has a minimum balance of $500. We do intend to place the funds into a segregated account up to $100,000 that will be in the Company’s name. Subscribers may place as little as $50 into the Company’s segregated account. Such Subscriber funds shall remain in the Company’s segregated account until such time the balance reaches a minimum of $500. At any time prior to reaching the minimum of $500, a Subscriber may ask for a return of funds. Subscription funds may remain in the Company’s segregated account for up to 180 days from the first date of deposit.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 Class A Interests offered at an offering price of $50 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $60,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

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The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	25%	50%	75%	100%
Interests Sold	2,000	250,000	500,000	750,000	1,000,000
Gross Proceeds	$100,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$0	$60,000	$60,000	$60,000	$60,000
Selling Commissions & Fees[2]	$0	$0	$0	$0	$0
Net Proceeds	$100,000	$12,440,000	$24,940,000	$37,440,000	$49,940,000
Asset Management Fee[3]	$0	$0	$0	$0	$0
Acquisition Fee[4]	$850	$110,740	$222,200	$335,000	$450,000
Acquisitions[5]	$85,000	$11,074,000	$22,220,000	$33,500,000	$45,000,000
Related Acquisition Costs[6]	$4,675	$609,070	$1,222,100	$1,842,500	$2,475,000
Working Capital[7]	$0	$621,190	$1,225,700	$1,662,500	$1,865,000
Legal and Accounting[8]	$0	$25,000	$50,000	$100,000	$150,000
Total Use of Proceeds	$90,525	$12,500,000	$25,000,000	$37,500,000	$50,000,000

___________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($60,000). It is expected that the Company will reimburse these expenses to the Manager without interest. The Manager has received the Class B Interests in the Company in exchange for its services. The Company will only reimburse the Manager once it is has raised more than $250,000.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

The Manager may receive a 5.0% annualized asset management fee paid monthly to the Manager for its services related to asset management. The Manager may receive between an estimated $416 per month as an Asset Management at the Minimum Amount or as much as $187,500 per month at the Maximum Amount. These amounts, however, are not calculated in the Use of Proceeds table because although they are calculated against the amount of capital invested in properties, it is expected that the Asset Management fee will actually be derived from the revenues of the properties purchased by the Company.

(4)	The Manager may be paid up to 1% of the acquisition price of a property as an Acquisition Fee. The Manager may receive between $850 and $450,000 for this fee.

(5)	We plan to purchase multifamily properties, single family residences and commercial property with the proceeds from this Offering.

(6)

We believe acquisition related and closing costs could be between 3% and 8% of the value of the acquisition, with an average of 5.5%. These costs could include travel to states in which we purchase multifamily properties, single family residences, and commercial properties, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the property.

(7)	Costs associated with our web development, marketing and working capital for the next 12 months.

(8)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $25,000 and $35,000 depending on our money raise and acquisitions for the next 12 months), working capital for the creation of a website and due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

As of December 31, 2016, the Manager has paid $15,350 to the Company for offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Class A Interests.

The Manager will pay the offering expenses of $60,000 regardless of the amount of Class A Interests we sell and will only be reimb ursed if the Company raises a minimum of $250,000 . If we sell at least 2,000 Class A Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2016 audited financial statements and for the period ended June 30, 2017 unaudited financial statements .

	At June 30, 2017	At December 31, 201 6

TOTAL ASSETS	$15,350	$15,350

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	15,350	15,350

TOTAL LIABILITIES	15,350	15,350

TOTAL MEMBERS’ EQUITY	-	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$15,350	$15,350

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	June 30, 2017	Inception (July 20, 2016) to December 31, 2016

Revenues	$0	$0

Expenses	$0	$0

Net Income (Loss)	$0	$0

Earnings per Interest	$.00	$.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Tulsa Real Estate Fund, LLC was formed in the State of Georgia in July of 2016. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

TREF allows our communities to own an equity stake in assets in their own community. We call this "Participation Past Donation." People have a vested interest, dollars begin to circulate in our community, and there is a platform that allows us to unite around our common goals.

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The Company’s overall strategy is to purchase multifamily, single family, commercial property and raw land in urban communities to rehab, develop and lease or sell those properties for a profit. Some of our projects will be traditional real estate transactions. However, the vast majority will be community impacting projects focused on generating wealth in minority communities while making a profit for Members of the Company.

The Company will be owned by the Manager and have a Membership which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

The Company hopes to offer its Members the opportunity to earn a preferred annualized 8% return plus 50% of the Company’s realized profits which shall be distributed to the Members in proportion to each Member’s respective Capital Contribution. The Manager, Tulsa Founders, LLC, will exclusively manage the Company.

Although we are currently searching for properties, we expect that we will finish our Form 1-A Offering Statement this spring and will not be aggressive in our acquisition efforts until after we raise the capital from this Offering. We expect that we will be finished with the process of qualification by the end of the spring and commence our fundraising by the summer. Thereafter, we will aggressively search for properties. We hope that by fall of 2017, we will have acquired our first property. Acquisition will depend highly on our funding, the availability of those funds, the availability of properties that meet or investment criteria and the size of such notes to be acquired. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. To finish this Form 1-A, we believe we will need a minimum of $45,000. Depending on how much capital we raise, will depend on how much capital we will need for working capital and professional fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed. Our Manager is committed to providing the $45,000 for the completion of this Form 1-A, however, unless we are able to raise a minimal amount through this Offering. This commitment is not in writing. When the Manager provides such capital, it will most likely be in the form of purchasing Interests in the Company. Such terms and conditions have not been agreed to yet.

Results of Operations

For the period ended December 31, 2016 (audited) and for the period ended June 30, 2017

We generated no revenues for the period ended December 31, 2016 or for the period ended June 30, 2017. We do not have any current activities. We have generated expenses of $0 from inception (July 20, 2016) to December 31, 2016 and $0 for the period ended June 30, 2017 .

Total expenses

From inception (July 20, 2016) to December 31, 2016, we have not generated any expenses. For the period ended June 30, 2017, we have not generated any expenses.

Assets

We currently have $15,350 in deferred offering costs

Liabilities

We currently have $15,350 in related party advances.

Liquidity and Capital Resources

As of December 31, 2016 and for the period ended June 30, 2017, the Company had $0 in cash and total liabilities of $15,350. The Company hopes to raise $50,000,000 in this Offering with a minimum of $100,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $125,000 that will be financed by our manager in the event we raise less than $1,000,000. Although we intend on identifying single family, multifamily, and commercial properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding, the availability of those funds, the availability of single family, multifamily and commercial properties that meet or investment criteria and the size of such liens to be acquired. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of single family, multifamily, and commercial properties acquisition. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring single family, multifamily, and commercial properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Related Party Transactions

Since our formation, we have raised capital from our Manager. The Manager has provided cash for Company startup expenses of which, $15,350 has already been recorded as of the date of the financial statements of the Company (December 31, 2016 and June 30, 2017.) This was recorded as a note to the Manager. It is expected that the Manager will be reimbursed for these expenses after adequate funds are raised. In exchange for services related to this Offering and the management of the Comapny, the Manager received Class B Interests which are subordinated to our Class A Interests.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Jay Morrison is the principal of our Manager and devoted a minor portion of his working hours to our Company without a salary. For more information on our personnel, please see "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially Mr. Morrison will coordinate all of our business operations. Mr. Morrison have provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the offering will be charged to the Company. For example, any costs associated with raising capital such as escrow and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties shall be borne by the Manager except those capitalized expenses related to specific properties.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible multifamily properties and single family residences acquisitions. Upon effectiveness and successful raise, the principals of the Manager will devote additional working hours to TMG.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out multifamily properties and single family residences for purchase throughout the United States, specifically in urban communities. We believe 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, and feasibility of possible improvements;
2.	Using historical rental rates and vacancy rates if such information is available and useful;
3.

Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review any other relevant market information; and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.
5.	We do not intend to invest more than 25% of Company assets into any single real estate asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.
b)	We may borrow money collateralized by our properties with up to a 85% value of our real estate assets.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property.
h)	We may acquire other securities of other funds so long as those funds are real estate related.
i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 85% of the value of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our Manager, our Manager’s Principals, or affiliates. However, if it is in the best interest of the Company and its Members, the following conflicts may arise. The Manager is currently managing other investments outside of this offering. The Manager is currently in the process of winding down those other investment vehicles. It is the intention of the Manager to focus all of its investment efforts within the Offering contemplated herein upon qualification.

i) Our Manager does have the authority to invest the Company’s funds in other entities in which our Manager or an affiliate has an interest.

ii) Company may purchase properties from or sell to our Manager or its known affiliates if such purchase is below, and never exceeding market value as determined by an independent broker or appraiser or if it cash flows positively within the guidelines provided herein.

The Company will maintain the following policies to avoid certain conflicts of interest:

i) Our Manager and its affiliates do not own or have an interest in properties adjacent to those to be purchased that may directly compete with such purchased property.

ii) No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

DESCRIPTION OF BUSINESS

We currently do not have any real properties. We do not lease or own any real property. We are currently developing our website. We do not pay rent for our corporate headquarters which is leased by our parent company because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient for the long term.

OVERVIEW

Tulsa Real Estate Fund, LLC is an emerging growth company which was formed on July 20, 2016. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround assets and long term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

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We are offering the Preferred Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $100,000 prior to using proceeds from this Offering to acquire multifamily properties and single family residences. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily properties and single family residences, such as broker price opinions, title reports, recording fees, accounting costs and legal fees

There is an opportunity in the domestic marketplace to create and further, operate a successful real estate investment corporation. The Manager has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provides real estate investment opportunities and property management services for investors interested in achieving financial success by taking advantage of the real estate market across the country, but specifically in urban communities in the United States. They also recognized the gaps in the real estate business and turned them into opportunities.

The Company looks to serve its investors by working to maximize their income while at the same time controlling expenses. The funds required for organizing the Company and this Offering have been provided by the Manager of the Company.

This business plan is based on two vital components:

1.	Implementing a sound investment platform begins with a mastery of choosing the right property to fill the needs of the real estate marketplace at the right time. This requires an in-depth knowledge of the market and how to keep gaining a greater share of that market; and

2.	Providing a superior service to the tenants to maximize the Company’s return on investment.

Objectives

The Company has definite objectives in order to fulfill its strategy. These include:

•	Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment and management opportunities in the eastern and southern United States and potentially across the contiguous United States; and

•	Increasing profits as allowed by market conditions.

The Company will look to buy value-added properties, specifically single family, multifamily, and commercial properties in urban, depressed areas for the best possible price, thereby giving its property holding Company an instant competitive advantage before they even begin to implement its management expertise. A potential investor should note that the above criteria is subject to change according to market conditions.

Mission Statement

Urban neighborhoods across the nation do not have control of our dollars, our real estate, and it is hard to find funding for real estate redevelopment within our community. As a result, across the country urban neighborhoods are being developed by individuals who do not share the same interests. This leads to the displacement of longtime residents of the neighborhood and an increase in property values for new residents. Tulsa Real Estate Fund is the solution to this problem.

TREF allows our communities to own an equity stake in assets in their own community. We call this "Participation Past Donation." People have a vested interest, dollars begin to circulate in our community, and there is a platform that allows us to unite around our common goals.

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Keys to Success

Polarizing Topic

Gentrification is one of this era's greatest socioeconomic issues. This issue is so great that it touches many minorities in powerful positions.

Access

Sharing the opportunity with investors across the nation to invest in these types of projects gives our investors high financial and socioeconomic return. It's an investment that makes investors feel good and profit from.

Network

We have a deep pool of real estate developers/professionals across the nation that are dedicated to the anti-gentrification mission.

The Company intends to identify single family, multifamily, and commercial properties for investment. The Company is confident of the following attributes that it demonstrates as keys to its success:

•	Their ability to recognize and define the best course of action;
•	The consistent raising the bar of productivity;
•	Diligent effort to regularly lower overall expenses;
•	Recruitment and retention of experienced, talented, and dedicated employees; and
•	Ability to effectively market the highest quality of services the Company provides to its shareholder base.

The Manager of the Company is staffed with highly educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors. The following outlines the competitive strategy of the Company:

•	Identify a worthwhile project that fits in line with its criteria and will fill market needs;
•	Negotiate price and terms. Secure a contract to purchase;
•	Analyze the risk/reward scenario through careful analysis and a thorough due diligence procedure;
•	Secure financing;
•	Form a new business structure which takes ownership of said project;
•	After closing, immediately implement a strong management team to shepherd the project and achieve the specific goal(s) intended (i.e. tenant relations, property maintenance, rehabilitation, enhancement, development or condominium conversion)

Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United States, specifically in the eastern and southern United States. Initially, the Company intends to target single family, multifamily, and commercial properties, but may acquire other property types that meet its investment objectives.

The Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, and properties under development. It is expected that the proceeds from this Offering will initially be used to purchase multifamily and single family properties.

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We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or metropolitan cities, primarily located in urban communities in the United States. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant.

Step 1 Property Identification:

As is common with urban revitalization programs throughout the country, government agencies, housing authorities, and both for-profit and not-for-profit NGOs are tasked with supporting community revitalization initiatives. Often these initiatives target specific communities in order to provide quality affordable housing that resurrects or revives distressed neighborhoods. In more stable neighborhoods this effort protects, preserves, and even enhances property values.

Subject Properties are typically identified by:

•	The Company’s use of its current network databases and information;
•	Recommendations received from colleagues within the Company’s network that have ties to a specific community;
•	Donations from the property owner (private individual, city, county or federal entities, or bank);
•	Leads generated by local Real Estate agents.

Some of the subject properties sit amidst formerly distressed neighborhoods where government and private agencies are spending heavily to curb falling real estate values and bring about urban renewal. Often, many targeted revitalization homes and empty lots are located in very ordinary neighborhoods. Perhaps the home or lot is abandoned, sitting empty, in disrepair, foreclosed upon by a bank, or heavily-liened for violating numerous city codes. Perhaps the subject property is debt free and just badly in need of remodeling that the owner cannot afford. There are any number of sources and avenues providing beneficial and profitable revitalization opportunities.

Step 2 Project Underwriting:

Once the Manager identifies a subject Property, it ensures that it meets stringent underwriting criteria and guidelines. This process is driven by property valuations, market feasibility assessments, time on market analysis, construction and development budgets, resulting loan to value limits, and projected project timelines.

Step 3 Project Commencement:

Once the subject Property is successfully identified and underwritten, purchase approved, permits and construction contracts in place, then construction commences.

Step 4 Sale of Property (Historical Results):

We expect that many of the homes that we will sell may have an offer of down payment assistance and/or gap funding from the participating government housing authority. In this instance, potential buyers are on a waiting list available to a nonprofit. When needed, the properties that are not presold may be listed with a real estate agent in the community.

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Why It Works

While there are inherent risks in any business venture, there are several key competitive advantages inherent to the Manager’s approach that significantly mitigate any potential risk and facilitate a profitable venture. While this list is not exhaustive, the following are but a few of these competitive, market risk mitigating advantages.

1)	There is increasing demand for more affordable housing coupled by an already significant shortage of the product. Real estate prices continue to rise.

2)	This demand for affordable housing is further compounded and artificially increased by the fact that there are numerous government rental and home ownership programs available to assist individuals and families in securing housing, which they otherwise could not afford.

3)	In many cases, we may have the opportunity to partner with an established non-profit NGOs which provides properties where acquisition costs are sometimes less expensive than a typical property in the area.

4)	With local, state, and/or federal government agencies directly involved in the revitalization efforts, timelines are often expedited in terms of permitting, site inspections, et al.

5)	GAP funding, acting as a form of insurance against loss, is available from local housing authorities for some of the properties, ensuring that any potential loss in the sale is offset.

6)	Significant community support and outreach is associated with the Manager’s revitalization activities, bringing additional exposure, even by the media.

7)	Both government housing agencies and nonprofit NGOs have waiting lists of qualified buyers.

8)	Significantly, the management team of the Manager has a proven track record of being successful in this business.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the minimum time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

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Deal Example: Baltimore Black Wall Street

The Company hopes to engage in the redevelopment of blighted areas within a city such as Baltimore. The Company currently has no such agreements with any city for a redevelopment plan and there is no guarantee that such an agreement will develop. The Company hopes that it will be able to enter into such a relationship based on management’s previous arrangements with certain metropolitan areas, of which there can be no guarantee. The Company hopes to enter into similar relationships and scenarios in multiple cities throughout the country. The Company simply plans to acquire single-family properties, renovate them and "force" the market value and establish its own controlled market value within a pre-determined development radius.

Potential Exit Strategy

Exit Strategy Option 1: Once properties are renovated, the Company may elect to sell properties at market value leveraging the homebuyer education programs of the Manager and its affiliates. There may be an opportunity to leverage federal first time or neighborhood home ownership grants, if such opportunities exist.

Exit Strategy 2 (preferred strategy): The Company may elect to rent or lease option properties it purchases and renovates. This is the Company’s preferred exit strategy.

Additional strategy: The Company intends to seek out city, state and federal grants that support homebuyer education, promote landlord benefits and opportunities such as cash flow, leveraging rental income to "live for free" and other homeowner incentives. We also intend to promote the use and leveraging of section 8 and government voucher programs as assets to bites looking to qualify for mortgages. Furthermore, to ensure success in our developments, we intend to offer creative buyer incentives such as fully furnished homes, sellers concessions, mortgage assistance and other buyer incentives. We also intend to market to young professionals for the opportunity to live in our properties..

The Manager and its affiliates have relationships with general contractors, supply companies and local carpenters and unions who have expressed interest in volunteering supplies and services to reduce construction. The Company does not currently have any agreements with such parties.

Special Purpose Entities

When the Company does acquire real estate assets, it intends to hold title to the properties through separate LLCs or through special purpose entities (“SPE’s”) holding several similar asset types. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of the Company. If a joint venture is undertaken, the Company will record a first position deed instead of holding actual title.

•	Each property acquired is its own entity and is structured as its own business structure while Tulsa Real Estate Fund, LLC. serves as the parent Company that bundles all the ownership interests into a single corporation.

•	Each property is managed by Tulsa Real Estate Fund, LLC. or its authorized agents.

Leverage

Leverage represents an important vehicle for maximizing returns; however, the Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. The Company may borrow up to 85% of the value of the underlying assets of the Company. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. The indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets.

The Company may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to the Manager, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 75% to 85% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 75% or more than 85% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to 85% of the value of Company assets.

Notwithstanding the above, depending on market conditions and other factors, management may choose not to place debt on our portfolio or assets and may choose not to borrow to finance operations or to acquire properties. The Company financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan areas in urban neighborhoods within the United States. The Company will search single family, multifamily, and commercial properties that it may purchase at a discount. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the Manager’s real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months:

•	November 2017 - Complete our Form 1-A qualification statement.
•	December 2017 - Begin fundraising.
•	Winter 2018 - Reach minimum raise requirement of $100,000; break escrow and search for properties to purchase.
•	Winter 2018 - Purchase first property.

Acquisition will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

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TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of Partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Member during a taxable year. Each individual Member may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company. Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Manager.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. - net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company would earn income, based on its acquisition of leveraged rental properties that would be treated as UBTI and therefore subject to UBIT.

The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

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SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated in accordance with actual distributions of Preferred Returns, and then Profits shall be allocated 50% to the Members (in proportion to their respective Percentage Interests) and 50% to the Manager.

Operating Cash Distributions

Except as provided elsewhere in the Operating Agreement, Operating Cash Flow of the Company shall be distributed to the Members monthly, so long as the Manager determines it is available for distribution, in the following order:

First, to the Members, pro rata in accordance with their percentage interests in the Company (as defined in the Operating Agreement - “Percentage Interest”), until all Members have received a cumulative, non-compounded preferred return of 8% per annum on their Capital Contributions.

Second, fifty percent (50%) to the Members in proportion to their respective Percentage Interests, and fifty percent (50%) to the Manager.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

Admission of Additional Members: Upon the Company obtaining Capital Contributions of $50,000,000.00, the Manager shall not admit any person as a Member, other than as a substituted Member, without the consent of the Manager and the Members holding all of the Interests.

Removal for Cause: The Members, by an affirmative vote of more than 75% of the Class Interests entitled to vote, shall have the right to remove the Manager at any time solely “for cause.” For purposes of the Operating Agreement, removal of the Manager “for cause” shall mean removal due to the:

(i) conviction or civil judgment for gross negligence or fraud of the Manager,

(ii) conviction or civil judgment for willful misconduct or willful breach of this Operating Agreement by the Manager,

(iii) bankruptcy or insolvency of the Manager, or

(iv) a conviction of a financial or corporate felony by Jay Morrison.

35

If the Manager or an Affiliate owns any Class A Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

Vacancy of Manager:Any vacancy caused by the removal of any Manager shall be filled by the affirmative vote of the Members holding a majority of the Class A Interests at a special meeting called for that purpose.

Dissolution of the Company: The Members holding 75% of the Class A Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Operating Agreement.

Change To Member Distribution Structure:Any proposed change to the Member distribution structure will require approval by Members holding 100% of the Company. A non-response by a Member shall be deemed a vote that is consistent with the Manager’s recommendation with respect to any proposal.

Amendment of Operating Agreement: The Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the Class A Interests; provided, however, that: (i) an amendment or modification reducing a Member’s allocations or share of distributions (other than to reflect changes otherwise provided by the Operating Agreement) is effective only with that Member’s consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Operating Agreement is effective only with the consent or vote specified in the Operating Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Member is effective only with that Member’s consent. The Operating Agreement may be amended by the Managers without the consent of the Members: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the Manager and/or Members.

The Class A Interests are not limited or qualified by the rights of the holders of the Class B Interests on those matters in which the Class A Members have a right to vote.

Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall become dissociated. Immediately on mailing of a notice of Disassociation sent by the Manager to a Member’s last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated Member. Any successor in Interest who succeeds to a Member’s Interest by operation of law shall henceforth be known as an Involuntary Transferee.

Subsequently, the Disassociated Member’s right to vote or participate in management decisions will be automatically terminated. A Disassociated Member (or its legal successor) will continue to receive only the Disassociated Member’s Economic Interest in the Company, unless the Disassociated Member/Involuntary Transferee elects to sell its Interest to the Manager or Members (Purchasing Members) or to a third party buyer (Voluntary Transferee) according to procedures in the Operating Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the Manager as a Substitute Member.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

36

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Withdrawal and Redemption Policy

No Member may withdraw within the first 12 months a Member's admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 12.5% of the value of the assets of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

Members may submit a written request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months; and (b) the Member provides the Company with a written request for a return of capital at least ninety (90) days prior to such withdrawal (“Withdrawal Request”).

The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

37

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the Manager has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

Exit Strategies

The Manager does not have an exit strategy currently as it intends to operate the Company in perpetuity. Members should view investing in the Company as a long term investment with the ability to withdraw only within the policies outlined above in “

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) the vote of the Members holding an aggregate Percentage Interest of more than 75%, or (iii) the Manager ceases to be a Manager of the Company and a Majority of Interest of the Members elect not to continue the business of the Company.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the Manager, to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each Member and to each former Member who withdrew during such fiscal year, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Company, including the cost of such Properties, (iii) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and (iv) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each of the first three quarters of each fiscal year, but in no event later than 45 days following the end of each such quarter, the Manager shall prepare and e-mail, mail or make available on its secure website, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the Properties of the Company, including the cost of all Properties, and (iii) a report reviewing the Company’s activities and business strategies for such quarter and an update of such Member’s capital account. The Manager shall cause the Company quarterly reports to be prepared in accordance with GAAP.

On a bi-annual basis, to be determined in the discretion of the Manager, the Manager shall provide the Members with a valuation of all Properties held by the Company (the “GP Valuation”). This annual GP Valuation will be provided by either an independent, third-party valuation firm, to be hired at the sole discretion of the Manager, or another methodology as deemed appropriate by the Manager.

38

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The Manager believes that if the maximum amount of the Class A Interests the price per Interests value will be $50.00 per Interests for a total of $50,000,000.

The Manager believes that if the minimum amount of the Class A Interests the price per Interests value will be $50.00 per Interests for a total of $100,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Title of Class	Name of Beneficial Owner	Percent Before Offering	Percent After Offering
Class B Interests	Tulsa Founders, LLC(1)	100%	100%
Class A Interests	Tulsa Founders, LLC	0%	0%
	TOTAL	100%	100%

Jay Morrison, our Chief Executive Officer and Chief Financial Officer has dispositive control over the Class B Interests that are owned by our Manager, Tulsa Founders, LLC. No entity or Member currently owns any Class A Interests in the Company. Class A Interests are being sold through this Offering. Upon sale, the Class A Interests will maintain a 50% interest in the Company overall and Class B Interests will maintain a 50% interest in the Company overall.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Jay Morrison	36	Chief Executive Officer and Chief Financial Officer, Chief Operations Officer and Chief Technology Officer
Johnetta G. Paye, Esq.	37	General Counsel

39

Duties, Responsibilities and Experience

The following individuals are the decision makers of Tulsa Founders, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager are as follows:

Jay Morrison is Chief Executive Officer and Chief Financial Officer of Tulsa Real Estate Fund. Mr. Morrison is a successful real estate developer, celebrity realtor, author, TV personality, entrepreneur and social activist. For the past four years, Jay has worked as the CEO and founder of the Jay Morrison Brand which is the parent company to Jay Morrison Real Estate Partners, a real estate consulting firm and the Jay Morrison Academy, an online real estate investor's school and mentorship program. Despite being a high school dropout, an at risk youth and three-time felon, Jay made a major life transformation for the better over a decade ago that not only made him a millionaire before the age of 30 but also propelled him into the national spotlight. He now uses his life experiences and personal story of triumph to empower and impact the lives of thousands of his Academy students, troubled youth, ex-offenders and real estate professionals throughout the world. From 2005 to 2008, Mr. Morrison worked managing mortgages at both Liberty State Finance and Keller Williams Realty while running his own independent investing and contracting company, “Mr. Real Estate LLC.” Mr. Morrison worked for Prominent Properties Sotheby's International Realty between 2008 and 2013.

Johnetta G. Paye, Esq. is a graduate of John Marshall Law School. Paye has worked as a transactional attorney providing legal services to commercial real estate agencies, developers, home buyers, landlords, residential real estate agencies, real estate brokers, realtors, sellers and tenants at J. Paye and Associate Attorneys at Law since 2009. Her client base consists of nationally recognized investors and Chicago-based real estate investor clients, Paye also represents international real estate investors. She is an attorney title agent for Chicago Title, Fidelity National Title, ATA National Title Group, Greater Illinois Title Company and Lakeland Title. In 2015, Paye released a four-part foreclosure video series, to help everyday homeowners become more educated on the foreclosure process. The video series provides easy-to-follow guides about the basics of a deed-in-lieu, a short sale and loan modifications. Paye is also Of Counsel at Zuber Lawler & Del Duca.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Tulsa Founders, LLC, Manager	2016	$0	$0	$0	100% of the Class B Interests
Tulsa Founders, LLC, Manager	2017	$0	$0	$0	100% of the Class B Interests

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Class B Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. The Manager will also receive 50% of distributions available after the Members have received their Preferred Return, annualized and paid quarterly.

40

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager has received Class B Interests in exchange for services related to this Offering and the management of the Company.

Transfer Agent

We intend to enlist the services of FundAmerica as both our transfer agent and escrow agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Class B Interests to our Manager. The Manager is controlled by Jay Morrison. Jay Morrison is the manager of the Manager. The approximate value of the Class B Interests at the time of this Offering is approximately $1,000. Johnetta Paye hold s a minority interests in the Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired	1.0% of the purchase price of the individual property. It is estimated that the Manager may receive as little as $850 and as much as $450,000 for these services.

Asset Management Fee	Fees charged to the Company for management of its investments

1/12th of 5.0% of the total amount the Company invests. The total amount of fees that the Manager may receive cannot be determined at this time. This could be as little as $5,000 (annually) or as much as $2,250,000 (annually.) This fee may be paid monthly.

Developer’s Fee	Fees charged to the Company on an ongoing basis for the management and development of specific properties.	3% of the total gross revenues of an individual property. The total amount of fees that the Manager may receive cannot be determined at this time.

Company Management Fee	Fees charged to the Company for management of the Company	Profit sharing of 50% of the Distributable Cash that is available after the Members have received their stated Preferred Return.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage a 3rd party property managers to manage properties. Generally, management costs will be a percentage of gross revenues not to exceed 10%.

41

LIMITATIONS OF LIABILITY

As permitted by Georgia law, our Operating Agreement provides:

○	we will indemnify our Manager to the fullest extent permitted by law;

○	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

○	we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering Circular have been audited by Artesian CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the Offering Circular, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

42

Tulsa Real Estate Fund LLC

A Georgia Limited Liability Company

Financial Statements and Independent Auditor’s Report

December 31, 2016

Tulsa Real Estate Fund LLC

F-1

To the Board of Directors of

Tulsa Real Estate Fund LLC

Atlanta, GA

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Tulsa Real Estate Fund LLC, which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from July 20, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202|Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com|www.ArtesianCPA.com

F-2

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tulsa Real Estate Fund LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from July 20, 2016 (inception) to December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

April 2, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202|Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com|www.ArtesianCPA.com

F-3

Tulsa Real Estate Fund LLC

BALANCE SHEET

As of December 31, 2016

ASSETS
Current Assets:
Deferred offering costs	$15,350
Total Current Assets	15,350

TOTAL ASSETS	$15,350

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Related party advance	$15,350
Total Liabilities	15,350

Members' Equity (Deficit):	-

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$15,350

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-4

Tulsa Real Estate Fund LLC

STATEMENT OF OPERATIONS

For the period from July 20, 2016 (inception) to December 31, 2016

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional fees	-
Organizational expenses	-
Total Operating Expenses	-

Net Loss	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

TULSA REAL ESTATE FUND LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the period from July 20, 2016 (inception) to December 31, 2016

Total Members' Equity

Balance at July 20, 2016 (inception)	$-
Net Loss	-
Balance at December 31, 2016	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-6

Tulsa Real Estate Fund LLC

STATEMENT OF CASH FLOWS

For the period from July 20, 2016 (inception) to December 31, 2016

Cash Flows From Operating Activities
Net Loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	(15,350)
Net Cash Used in Operating Activities	(15,350)

Cash Flows From Financing Activities
Proceeds from related party advance	15,350
Net Cash Provided By Financing Activities	15,350

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-7

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2016 and for the period then ended

NOTE 1: NATURE OF OPERATIONS

Tulsa Real Estate Fund LLC (the “Company”), is a limited liability company organized July 20, 2016 under the laws of Gerogia. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of December 31, 2016, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

See accompanying Independent Auditor’s Report

F-8

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2016 and for the period then ended

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2016.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

See accompanying Independent Auditor’s Report

F-9

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2016 and for the period then ended

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2017 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $15,350 are capitalized to the balance sheet as of December 31, 2016.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named Tulsa Founders LLC, a related party to the Company, as its managing member. Tulsa Founders LLC holds 100% of the members’ equity of the Company as of December 31, 2016.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

See accompanying Independent Auditor’s Report

F-10

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2016 and for the period then ended

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, Tulsa Founders LLC, to manage the Company.

Expenses from inception to December 31, 2016 of $15,350 were paid by a related party on the Company’s behalf and are shown as a related party advance on the Balance Sheet. This related party advance is unsecured, interest-free, and repayable on demand.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 2, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report

F-11

Tulsa Real Estate Fund LLC

BALANCE SHEET

As of June 30, 2017 (unaudited)

ASSETS
Current Assets:
Deferred offering costs	$15,350
Total Current Assets	15,350

TOTAL ASSETS	$15,350

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Related party advance	$15,350
Total Liabilities	15,350

Members' Equity (Deficit):	-

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$15,350

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-12

Tulsa Real Estate Fund LLC

STATEMENT OF OPERATIONS

For the period ended June 30, 2017 (unaudited)

June 30, 2017
Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional fees	-
Organizational expenses	-
Total Operating Expenses	-

Net Loss	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-13

TULSA REAL ESTATE FUND LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the period from July 20, 2016 (inception) to June 30, 2017

Total Members' Equity

Balance at July 20, 2016 (inception)	$-
Net Loss	$-

Balance at December 31, 2016	$-
Net Loss	-
Balance at June 30, 2017	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-14

Tulsa Real Estate Fund LLC

STATEMENT OF CASH FLOWS

For the period from ended June 30, 2017 (unaudited)

Cash Flows From Operating Activities
Net Loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	-
Net Cash Used in Operating Activities	-

Cash Flows From Financing Activities
Proceeds from related party advance	-
Net Cash Provided By Financing Activities	-

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-15

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

For the period ended June 30, 2017 (unaudited)

NOTE 1: NATURE OF OPERATIONS

Tulsa Real Estate Fund LLC (the “Company”), is a limited liability company organized July 20, 2016 under the laws of Gerogia. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of June 30, 2017 , the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

See accompanying Independent Auditor’s Report

F-16

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

For the period ended June 30, 2017

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of June 30, 2017.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

See accompanying Independent Auditor’s Report

F-17

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

For the period ended June 30, 2017

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2017 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $15,350 are capitalized to the balance sheet as of June 30, 2017.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named Tulsa Founders LLC, a related party to the Company, as its managing member. Tulsa Founders LLC holds 100% of the members’ equity of the Company as of June 30, 2017.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

See accompanying Independent Auditor’s Report

F-18

Tulsa Real Estate Fund LLC

NOTES TO FINANCIAL STATEMENTS

For the period June 30, 2017

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, Tulsa Founders LLC, to manage the Company.

Expenses from inception to June 30, 2017 of $15,350 were paid by a related party on the Company’s behalf and are shown as a related party advance on the Balance Sheet. This related party advance is unsecured, interest-free, and repayable on demand. There were no expenses for the period ended June 30, 2017

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 19 , 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report

F-19

PART III - EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization
2.	Operating Agreement
3.	Subscription Agreement
4.	Material Contracts
5.	Sample Escrow Agreement
6.	Consent
7.	Opinion re: Legality
8.	Tax Opinion

43

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 9, 2017.

Tulsa Real Estate Fund, LLC _____________________________________ Jay Morrison, Manager of Tulsa Founders, LLC Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Tulsa Real Estate Fund, LLC _____________________________________ Jay Morrison, Manager of Tulsa Founders, LLC Manager

44